Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Purple Biotech Ltd.

We consent to the incorporation by reference in registration statements No. 333-226195, No. 333-233795, No. 333-235327, No. 333-238229, and No. 333-239807 on Form F-3, registration statements No. 333-233793 and No. 333-235729 on Form F-1, and registration statements No. 333-211478, No. 333-218538, No. 333-230584 and No. 333-238481 on Form S-8. of Purple Biotech Ltd. of our report dated March 15, 2021, with respect to the consolidated statements of financial position of Purple Biotech Ltd. and its subsidiaries as of December 31, 2020 and 2019, the related consolidated statements of operations and other comprehensive loss, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2020, which report appears in the December 31, 2020 annual report on Form 20-F of Purple Biotech Ltd.

Our report refers to a change to the method of accounting for leases.

Somekh Chaikin

Member firm of KPMG International

Tel Aviv, Israel

March 15, 2021